Exhibit 99.4

NANOMETRICS INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2005 ANNUAL MEETING OF SHAREHOLDERS

            ,                          , 2005

The undersigned shareholder(s) of Nanometrics Incorporated, a California corporation (“Nanometrics”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated                      2005, and hereby appoints Vincent J. Coates and Paul B. Nolan, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Shareholders of Nanometrics Incorporated to be held on             ,                          , 2005 at              a.m., local time, at the principal offices of the Company located at 1550 Buckeye Drive, Milpitas, California, 95035 and at any postponements or adjournments thereof, and to vote all shares of Nanometrics common stock which the undersigned is entitled to vote on the matters set forth below.

The Board of Directors recommends a vote “FOR” each of the proposals.

PROPOSAL 1. (1) To approve the issuance of shares of August Nanometrics common stock in connection with the merger of August Technology Corporation with Major League Merger Corporation, a wholly-owned subsidiary of Nanometrics, pursuant to the Agreement and Plan of Merger and Reorganization, dated January 21, 2005, by and among Nanometrics, Major League Merger Corporation, Minor League Merger Corporation and August Technology Corporation.

( ) FOR	( ) AGAINST	( ) ABSTAIN

PROPOSAL 2. To approve the reincorporation of Nanometrics under the laws of the State of Delaware through the merger of Nanometrics with Minor League Merger Corporation, a wholly-owned subsidiary of Nanometrics.

( ) FOR	( ) AGAINST	( ) ABSTAIN

PROPOSAL 3. PLEASE COMPLETE EITHER THIS ITEM OR THE INDIVIDUAL PROPOSALS BELOW, BUT NOT BOTH. You may vote on all proposals to approve the governance and other provisions in the certificate of incorporation and bylaws of Nanometrics to be contingent and effective upon the completion of the reincorporation merger by marking the box below. If you mark both this item and any individual proposal below only your vote on this item will be counted.

( ) FOR	( ) AGAINST	( ) ABSTAIN

A. Proposal to approve a provision limiting the August Nanometrics (or Nanometrics, if the August merger is not completed) stockholders’ right to call special meetings of stockholders

( ) FOR	( ) AGAINST	( ) ABSTAIN

B. Proposal to approve a provision limiting the August Nanometrics (or Nanometrics, if the August merger is not completed) stockholders’ ability to act by written consent

( ) FOR	( ) AGAINST	( ) ABSTAIN

C. Proposal to approve a provision requiring a super-majority vote of the August Nanometrics (or Nanometrics, if the August merger is not completed) stockholders to amend certain provisions of its certificate of incorporation

( ) FOR	( ) AGAINST	( ) ABSTAIN

D. Proposal to approve a provision requiring a super-majority vote of the August Nanometrics (or Nanometrics, if the August merger is not completed) stockholders to amend certain provisions of the August Nanometrics (or Nanometrics, if the August merger is not completed) bylaws

( ) FOR	( ) AGAINST	( ) ABSTAIN

E. Proposal to approve a provision limiting the August Nanometrics (or Nanometrics, if the August merger is not completed) stockholders’ right to remove directors from the board without cause

( ) FOR	( ) AGAINST	( ) ABSTAIN

F. Proposal to approve a provision limiting cumulative voting rights in connection with the election of directors

( ) FOR	( ) AGAINST	( ) ABSTAIN

PROPOSAL 4. To elect seven directors nominees to the Nanometrics board of directors to serve until the next annual meeting of Nanometrics shareholders at which their respective successors are elected and qualified, or until the earlier of their death, resignation or removal.

( )	FOR all nominees listed below (except as indicated)
( )	WITHHOLD AUTHORITY to vote for all nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name appearing in the list below:

Vincent J. Coates	J. Thomas Bentley	John D. Heaton	Norman V. Coates

Stephen J Smith	Edmond R. Ward	William G. Oldham

PROPOSAL 5. To ratify the appointment of BDO Seidman, LLP as Nanometrics’ independent registered public accounting firm for Nanometrics’ fiscal year ending December 31, 2005.

( ) FOR	( ) AGAINST	( ) ABSTAIN

(Continued and to be signed, on reverse side)

(Continued from other side)

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

This ballot will be voted as directed or, if no contrary direction is indicated, will be voted “FOR” the election of each of the directors named herein, “FOR” each of the proposals listed, and, with respect to such other matters as may come before the annual meeting and any postponements or adjournments thereof, as said proxies deem advisable.

Typed or Printed Name(s)

Signature

Signature

Title, if applicable

Type and Number of Shares owned

Dated: , 2005

This proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.